EXHIBIT 10.1


                              BLUESTAR HEALTH, INC.
                              ---------------------
                                 PROMISSORY NOTE
                                 ---------------
                              Amended and Restated
                              --------------------

$300,000.00                                                        March 1, 2007

FOR VALUE RECEIVED, BlueStar Health, Inc., a Colorado corporation, its assigns and successors (the "Company"), hereby promises to pay to the order of Alfred Oglesby, an individual, or his assigns (the "Holder"), in immediately available funds, the total principal sum of Three Hundred Thousand Dollars ($300.000.00). The principal hereof plus the accrued interest thereon shall be due and payable on Demand (unless such payment date is accelerated as provided in Section 6 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 7 hereof. Interest shall accrue at the rate of ten percent (10%) per annum on this Note from the date hereof and shall continue to accrue until all unpaid principal and interest is paid in full. Demand for payments shall be made in writing and delivered to the Company at the address of the Company provided for in Section 7 hereof.

     1. HISTORY OF THE NOTE. The original version of this Promissory Note was delivered to Holder retroactively for past services provide by Holder effective as of March 1, 2007. This Amended and Restated Promissory Note ("Note" or "Promissory Note") amends and restates the original Promissory Note dated March 1, 2007 and recognizes a prior payment of $40,000 reducing the principal balance from $300,000 to $260,000. In consideration of the guaranty of repayment of the obligations contained in this Promissory Note by Naved Jafry as described herein, the Holder has agreed to the changes in repayment terms. This Amended and Restated Promissory Note shall in all respects replace the terms of the original Promissory Note.

     2. DEMAND PAYMENT CONSIDERATIONS. This Note is a demand note whereby the Holder at his sole discretion may present the note for repayment of interest and principal. Holder at his sole option, except as provided below, may elect to take payment in cash or common shares issued by the Company. Any amounts Holder elects to be paid in common shares of the Company will be converted into common stock at a conversion price per share equal to Fifty percent (50%) of the average closing price of the Company's common stock over the most recent five
(5) trading days as quoted on a USA public exchange or the Pink Sheets (the "Conversion Price"). Any conversion shall be effectuated by giving a written notice ("Notice of Conversion") to the Company on the date of conversion, stating therein the amount of principal and accrued interest due to Holder under this Note being converted. If the Company fails to deliver the shares of common stock due to Holder within seven (7) days of receipt of a Notice of Conversion, Holder shall be entitled to receive a cash payment equal to the difference between the fair market value of the shares of common stock due to Holder on the date of delivery of the Notice of Conversion and the total conversion price required to convert the shares of common stock due to Holder (which amount shall be paid as liquidated damages and not as a penalty). Provided, the Company in its sole discretion may elect to make all payments in shares should a demand be made and the Company determines a cash payment would be unreasonably disruptive of its business.

     3. PREPAYMENT. The Company may, at its option, after the first anniversary, prepay all or any part of the principal balance of this Note, without penalty, provided Holder may elect to take cash or shares as described above and that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment.

     4. SECURITY INTEREST. This Note is Guaranteed by Naved Jafrey through a guaranty and a pledge of Series A and Series B convertible preferred shares of Bluestar as evidenced by a Guaranty and Pledge Agreement each dated the same date as this Amended and Restated Promissory Note.

     5. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a "Reorganization Event"), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note. This Note may be transferred, pledged, hypothecated, or assigned by the Holder in his sole discretion.

     6. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

        (a) The non-payment, when due, of any principal or interest pursuant to this Note;

        (b) The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 6(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

        (c) The breach of any covenant or undertaking, not otherwise provided for in this Section 6;

        (d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

        (e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

     Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Should the occurrence of any Default or Even of Default remain without remedy for 20 days the Shares of BlueStar Common Stock held in escrow as described in Section 2, referenced shares will be released to Holder with the same rights given the original holder was to have received.

     7. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile transmission. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day.

     Notices to the Company shall be sent to:    Bluestar Health, Inc.
                                                 19901 Southwest Freeway
                                                 Sugar Land, TX 77479
                                                 Attn:  President
                                                 Facsimile No.: (281) 207-5486

                  with a copy to:                John Hannesson, Esq.
                                                 18661 Via Palatino
                                                 Irvine, California  92612
                                                 Facsimile (949) 509-9867

     Notices to the Holder shall be sent to:     Alfred Oglesby
                                                 19901 Southwest Freeway
                                                 Sugar Land, TX 77479
                                                 Facsimile No.:  (281) 207-5485

     8. REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

        (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

        (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Note when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

        (c) Disclosure. Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     9. PIGGYBACK REGISTRATION RIGHTS. If the Company at any time proposes to conduct an offering of its securities so as to register any of its securities under the Securities Act of 1933 (the "Act"), including under an S-1 Registration Statement or otherwise, it will at such time give written notice to Holder, or its assigns, of its intention so to do. Upon the written request of Holder, or assigns, given within 10 days after receipt of any such notice, the Company will use its best efforts to cause all common stock issued to Holder in payment of this note to be registered under the Act with the securities which the Company at the time proposes to register.

     10. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of the courts of the State of Texas and of any state and federal court located in the County of Harris, Texas.

     11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

     12. ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder's rights, including reasonable attorney's fees, whether or not suit is instituted.

     13. CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

     IN WITNESS WHEREOF, the Company has signed and sealed this Amended and Restated Promissory Note and delivered it as of October 31, 2007.

"Company"                                   "Holder"

Bluestar Health, Inc.,
a Colorado corporation



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By:      Richard M. Greenwood               By:      Alfred Oglesby,
Its:     President                                   an individual